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                                                                   Exhibit 3.1

                            BLUESTONE SOFTWARE, INC.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION




                                SEPTEMBER 29, 1999



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                            BLUESTONE SOFTWARE, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

         Bluestone Software, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The present name of the Corporation is "Bluestone Software, Inc.," which is the name under which the Corporation was originally incorporated. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 13, 1997.

         SECOND: This Amended and Restated Certificate of Incorporation (this "Certificate") amends and restates in its entirety the present Third Amended and Restated Certificate of Incorporation of the Corporation, as amended. This Certificate has been duly adopted and approved by the board of directors of the Corporation and the stockholders of the Corporation in accordance with the provisions of Section 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

         FOURTH: Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, shall be amended and restated in its entirety to read as set forth in Exhibit "A" hereto.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this 29th day of September, 1999.


                                   BLUESTONE SOFTWARE, INC.


                                   By: /s/ S. Craig Huke
                                      ------------------------------------------
                                      S. Craig Huke, Sr. Vice President



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                                                                       Exhibit A


                            BLUESTONE SOFTWARE, INC.

                                     FORM OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


                                    ARTICLE I


         NAME. The name of the corporation is Bluestone Software, Inc. (the "Corporation").

                                   ARTICLE II

         REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is 1201 Market Street, Suite 1600, Wilmington, DE 19801. The name of its registered agent at such address is PHS Corporate Services, Inc.

                                   ARTICLE III

         PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         AUTHORIZED CAPITAL STOCK. The Corporation shall have the authority to issue an aggregate of 54,900,000 shares of common stock, par value $.001 per share ("Common Stock"), as more fully described below.

                  1. DIVIDEND RIGHTS. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors" or "Board"), out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

                  2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by such stockholders.

                  3. REDEMPTION. The Common Stock is not redeemable.

                  4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of



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the Corporation (the "Bylaws"), and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                  5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only in accordance with the Bylaws.

                  6. ADVANCE NOTICE PROVISIONS. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws.

                                    ARTICLE V

         BOARD OF DIRECTORS.

                  1. NUMBER; ELECTION. The Board of Directors of the Corporation shall consist of such number of the directors as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years and until their successors shall have been elected and qualified. The three initial classes of directors shall be comprised as follows:

                     (a) Class I shall be comprised of directors who shall serve until the annual meeting of stockholders held in the first year following the year in which the initial classes of directors were established and until their successors shall have been elected and qualified.

                     (b) Class II shall be comprised of directors who shall serve until the annual meeting of stockholders held in the second year following the year in which the initial classes of directors were established and until their successors shall have been elected and qualified.

                     (c) Class III shall be comprised of directors who shall serve until the annual meeting of stockholders held in the third year following the year in which the initial classes of directors were established and until their successors shall have been elected and qualified.

                  2. TERM. After the initial term, at each annual meeting of stockholders of the Corporation, directors of classes, the terms of which expire at such annual meeting, shall be elected for terms of three years by a plurality vote of all votes cast at such meeting. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and qualified unless his or her position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting. Furthermore, any vacancy in directorship prior to the expiration of such director's term caused by the death, removal or resignation of such director or by an increase in the number of directors of the Corporation shall be filled by a majority of the remaining directors.

                  3. INCREASE OR DECREASE IN NUMBER. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 1 of this Article V. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening

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the term of any incumbent director. Should the number of directors of the
Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 1 of this Article V. With respect to newly created or eliminated directorships resulting from an increase or decrease, respectively, in the number of directors, the Board shall determine and designate to which class of directorships each director belongs, but in no case shall a decrease in the number of directors shorten the term of an incumbent director.

                  4. VACANCIES. Vacancies and newly created directorships resulting from any increase in the number of directors constituting the whole Board may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Certificate, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

                  5. RESIGNATION OF DIRECTORS. A director may resign at any time upon written notice to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board. In the event that one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective.

                  6. REMOVAL OF DIRECTORS. No director of the Corporation may be removed at any time unless for cause and by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, except as otherwise required by law.

                                   ARTICLE VI

         BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board shall have the power to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board shall not divest the stockholders of nor limit their power, to adopt, amend, repeal or otherwise alter the Bylaws.

                                   ARTICLE VII

         ELECTION OF DIRECTORS. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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                                  ARTICLE VIII

         AMENDMENT AND REPEAL. The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

         DIRECTOR LIABILITY. A director of the Corporation shall, to the full extent permitted by the General Corporation Law of Delaware as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX, nor the adoption of any provisions of this Certificate inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


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